Exhibit 10.16

Execution Version

MANAGEMENT STOCKHOLDERS’ AGREEMENT

This MANAGEMENT STOCKHOLDERS’ AGREEMENT (this “Agreement”) is dated as of December 7, 2017, by and among (i) Phoenix Parent Holdings Inc., a Delaware corporation (the “Company”), (ii) KKR Phoenix Aggregator, L.P., a Delaware limited partnership, and each other member of the Sponsor Group which may become a party hereto by execution and delivery of a counterpart signature page hereto identifying such party as a member of the Sponsor Group and (iii) the parties identified on the signature pages hereto as Management Stockholders (the “Management Stockholders”) and the Permitted Transferees of such Management Stockholders identified on the signature pages to the supplementary agreements or documents referred to in Sections 13 and 23 hereof (such Management Stockholders and Permitted Transferees, together with the Company and the Sponsor Group, the “Parties”). All capitalized terms not immediately defined are hereinafter defined in Section 1 hereof.

RECITALS:

WHEREAS, pursuant to the Company’s 2017 Stock Incentive Plan (as the same may be amended, supplemented or modified from time to time, including any successor or similar stock incentive plan, the “Plan”), the Company may from time to time grant Awards (as defined in the Plan) to the Management Stockholders;

WHEREAS, in connection with the transactions contemplated under the Agreement and Plan of Merger, dated as of August 1, 2017, by and among PharMerica Corporation, the Company and Phoenix Merger Sub Inc. (the “Merger Agreement”), or otherwise in connection with their employment or service with the Service Recipient, certain Management Stockholders have been selected by the Company (i) to be permitted to subscribe for and/or rollover for shares of Stock pursuant to the terms of the Plan and/or a subscription and/or rollover agreement, as applicable; and/or (ii) to receive grants of Options or other Awards pursuant to the terms set forth herein and the terms of the Plan and any award agreement evidencing such Options or other Awards, as applicable, entered into by and between the Company and the Management Stockholder now or in the future; and

WHEREAS, the Parties wish to enter into certain agreements with respect to the holdings by the Sponsor Group and the Management Stockholders and their Permitted Transferees of Stock and Stock Equivalents.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties further acknowledge and agree to the following:

1. Definitions.

(a) “Affiliate” means, with respect to any Person, any Person that directly or indirectly controls, is controlled by, or is under common control with such first Person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise. With respect to the Company, an Affiliate shall include, to the extent provided by the Board, any Person in which the Company has a significant interest. Unless expressly stated otherwise, the Sponsor Group shall not be deemed an Affiliate of the Company for purposes hereof.

(b) “Agreement” has the meaning set forth in the Preamble.

(c) “Award” has the meaning set forth in the Plan.

(d) “beneficially own” has the meaning given to such term in Rule 13d-3 promulgated under the Exchange Act.

(e) “Board” means the board of directors of the Company.

(f) “Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

(g) “Callable Equity” has the meaning set forth in Section 5(a) hereof.

(h) “Call Event” has the meaning set forth in Section 5(a) hereof.

(i) “Call Exercise Date” has the meaning set forth in Section 5(a) hereof.

(j) “Call Right” has the meaning set forth in Section 5(a) hereof.

(k) “Call Right Notice” has the meaning set forth in Section 5(a) hereof.

(l) “Cause” has the meaning set forth in the Plan.

(m) “Change in Control” means:

(i) the sale, transfer or other disposition of all or substantially all (i.e., at least 80%) of the assets (in one transaction or a series of related transactions) of the Company to any Person (or group of Persons acting in concert), other than to (x) the Sponsor Group, (y) any employee benefit plan (or trust forming a part thereof) maintained by any member of the Company Group or (z) any other Person of which a majority of its voting power or other equity securities is beneficially owned, directly or indirectly, by the Company (any entity in clause (y) or (z), a “Controlled Party”); or

(ii) a merger, recapitalization or other business combination (in one transaction or a series of related transactions) of the Company to a Person (or group of Persons acting in concert) of Stock that results in any Person (or group of Persons acting in concert) (other than (x) the Sponsor Group or (y) any Controlled Party) owning more than 50% of the Stock (or the equity securities of any surviving or parent company after a merger, recapitalization or other business combination);

provided, however, a Walgreens Acquisition shall in no event constitute a Change in Control hereunder. For the avoidance of doubt, an IPO, stock dividend or distribution, stock split or any other similar capital structure change shall not, in and of itself, constitute a Change in Control.

(n) “Closing Date” means the date of the consummation of the merger under the Merger Agreement.

(o) “Commission” means the U.S. Securities and Exchange Commission.

(p) “Company” has the meaning set forth in the Preamble.

(q) “Company Group” means, collectively, the Company, any of its direct and indirect subsidiaries and, as may be designated by the Board, any other of its Affiliates.

(r) “Cost” means the purchase price paid to the Company with respect to any Shares by the Management Stockholder to whom such Shares were originally issued, as proportionately adjusted for any stock dividends, splits, reverse splits, combinations, or recapitalizations and less the cumulative amount of any dividends or distributions paid or declared on such Shares; provided, that “Cost” may not be less than zero. For the avoidance of doubt, the initial Cost of any Shares acquired by exercise of Options (prior to adjustment, if any, pursuant to the foregoing) shall be the exercise price per Share of such Options.

(s) “Custody Agreement and Power of Attorney” has the meaning set forth in Section 3(g) hereof.

(t) “Disability” has the meaning set forth in the Plan.

(u) “Drag-Along Notice Date” has the meaning set forth in Section 3(a) hereof.

(v) “Drag-Along Sale” has the meaning set forth in Section 3(a) hereof.

(w) “Drag-Along Sale Notice” has the meaning set forth in Section 3(a) hereof.

(x) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute thereto.

(y) “Fair Market Value” means the fair market value per share of Stock, as determined in good faith by the Board in accordance with Code Section 409A, and without any discount for minority interest or lack of marketability or control or similar discounts.

(z) “Immediate Family Member” means, with respect to any Management Stockholder, any Person who is a “family member” of such Management Stockholder, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission.

(aa) “Initial Public Offering” means the initial Public Offering.

(bb) “IPO Corporation” ” means the Company, as the entity which undertakes the Initial Public Offering, unless the Board otherwise determines that the “IPO Corporation” shall be any Subsidiary of the Company or another corporation, limited liability company, limited partnership, or any other entity, in which case the IPO Corporation shall be such other Person.

(cc) “IPO Date” means the date upon which the Company closes an Initial Public Offering.

(dd) “Lapse Date” has the meaning set forth in Section 2(a)(i).

(ee) “Management Stockholder” has the meaning set forth in the Preamble.

(ff) “Management Stockholder Group” means, collectively, a Management Stockholder and any of his or her Permitted Transferees for so long as any of them holds Shares or Stock Equivalents.

(gg) “Option” has the meaning set forth in the Plan.

(hh) “Participant” has the meaning set forth in the Plan.

(ii) “Parties” has the meaning set forth in the Preamble.

(jj) “Permitted Transferee” means, with respect to any Management Stockholder, (A) a trust solely for the benefit of such Management Stockholder and his or her Immediate Family Members; or (B) a partnership or limited liability company whose only partners or members are the Participant and his or her Immediate Family Members.

(kk) “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(ll) “Piggyback Pro-Rata Portion” has the meaning set forth in Section 6(a) hereof.

(mm) “Piggyback Right” has the meaning set forth in Section 6(a) hereof.

(nn) “Plan” has the meaning set forth in the Recitals hereto.

(oo) “Prime Rate” shall mean the rate from time to time published in the “Money Rates” section of The Wall Street Journal as being the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates).

(pp) “Public Offering” means a sale of Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act after the date hereof.

(qq) “Register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the automatic effectiveness or the declaration or ordering of effectiveness by the Commission of such registration statement or document.

(rr) “Registrable Shares” means the Shares, provided, that such Shares shall cease to be Registrable Shares if and when (i) a registration statement with respect to the disposition of such Shares shall have become effective under the Securities Act and such Shares shall have been disposed of pursuant to such effective registration statement, (ii) such Shares shall have been sold under Rule 144 (or any similar provisions then in force) under the Securities Act, (iii) such Shares shall have been otherwise transferred, do not bear restrictive legends shall have been delivered by the Company in lieu thereof and further disposition thereof shall not require registration or qualification of them under the Securities Act or any state securities or blue sky laws, (iv) such Shares may be sold pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act without any limitation as to volume or manner of sale, or (v) such Shares shall have ceased to be outstanding.

(ss) “Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 7, 2017, entered into by the Company, KKR Phoenix Aggregator L.P., Walgreens and certain other stockholders of the Company, as amended from time to time.

(tt) “Regulation D” has the meaning set forth in Section 7(b)(iii) hereof.

(uu) “Regulation S” has the meaning set forth in Section 7(b)(iii) hereof.

(vv) “Restrictive Covenant Violation” means a Management Stockholder’s breach of any agreement between such Management Stockholder and any member of the Company Group, which contains restrictions on competition, solicitation, interference and any other similar restriction upon such Management Stockholder’s activities, either during or following such Management Stockholder’s employment or service, as applicable, with the Service Recipient.

(ww) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute thereto.

(xx) “Service Recipient” means, with respect to a Management Stockholder, the member of the Company Group by which such Management Stockholder is, or following a Termination was most recently, principally employed or to which such Management Stockholder principally provides, or following a Termination was most recently principally providing, services, as applicable.

(yy) “Shares” means, with respect to each Management Stockholder Group, any and all shares of Stock granted to the applicable Management Stockholder of such Management Stockholder Group pursuant to the Plan or issued to such Management Stockholder Group upon vesting or exercise, as applicable, of any Award granted pursuant to the Plan or otherwise acquired by such Management Stockholder Group in any other manner (including shares of Stock which may be issued or transferred hereafter to such Management Stockholder Group as the consequence of any additional issuance, purchase, transfer, exchange or reclassification, corporate reorganization, or any other form of recapitalization, consolidation, acquisition, share split or share dividend); provided, that the provisions of this Agreement shall not apply to any shares of Stock acquired by such Management Stockholder Group after the Initial Public Offering (except for shares of Stock issued upon the exercise of Stock Equivalents held by such Management Stockholder Group prior to such Initial Public Offering).

(zz) “Sponsor Group” shall mean (i) KKR Phoenix Aggregator, L.P. and (ii) with respect to KKR Phoenix Aggregator, L.P. (a) any Affiliate of such Person, (b) any successor entity of such Person and (c) any investment fund or vehicle with respect to which Kohlberg Kravis Roberts & Co. L.P. or an Affiliate thereof serves as the general partner, manager or advisor, in each case of this clause (ii), which Person at any time holds Stock or Stock Equivalents. For all purposes of this Agreement, whenever any decision or action is required or permitted to be taken by the Sponsor Group, such decision or action may be taken by a member or members of the Sponsor Group holding a majority of the Stock and Stock Equivalents held by the Sponsor Group.

(aaa) “Sponsor Group Call Exercise Date” has the meaning set forth in Section 5(a) hereof.

(bbb) “Sponsor Group Call Right Notice” has the meaning set forth in Section 5(a) hereof.

(ccc) “Stock” means the common stock of the Company, par value $0.01 per share (and any stock or other securities into which such Stock has been converted or for which it has been exchanged).

(ddd) “Stock Equivalent” means any stock, warrants, rights, calls, options or other securities exchangeable or exercisable for, or convertible into, Stock, including, but not limited to, Options granted under the Plan.

(eee) “Tag-Along Allotment” has the meaning set forth in Section 4(a) hereof.

(fff) “Tag-Along Notice” has the meaning set forth in Section 4(c) hereof.

(ggg) “Tag-Along Notice Date” has the meaning set forth in Section 4(b) hereof.

(hhh) “Tag-Along Sale” has the meaning set forth in Section 4(a) hereof.

(iii) “Tag-Along Sale Date” has the meaning set forth in Section 4(b) hereof.

(jjj) “Tag-Along Sale Notice” has the meaning set forth in Section 4(b) hereof.

(kkk) “Tag-Along Stockholder” or “Tag-Along Stockholders” has the meaning set forth in Section 4(a) hereof.

(lll) “Termination” means, with respect to a Management Stockholder Group, the Termination of the applicable Management Stockholder’s employment or services, as applicable, with the Service Recipient. For purposes of this Agreement, a Termination of any Management Stockholder will be considered with Good Reason only if it is also an effective Termination with “Good Reason”, as defined in any employment, consulting or similar agreement between the Management Stockholder and the Service Recipient in effect at the time of the Management Stockholder’s Termination. For the avoidance of doubt, in the absence of any such employment, consulting or similar agreement (or the absence of any definition of “Good Reason” contained therein), the term “Good Reason” shall not be applicable to such Management Stockholder.

(mmm)“Third Party” means any Person other than the Company, the Sponsor Group and their respective Affiliates. For the avoidance of doubt, prior to a Walgreens Acquisition, a member of the Walgreens Group shall be deemed a Third Party for purposes hereof.

(nnn) “Transfer” or “transfer” means a transfer, sale, assignment, pledge, incurrence or assumption of any encumbrance, hypothecation or other disposition, whether directly or indirectly, and whether pursuant to the creation of a derivative security, the transfer or grant of any beneficial ownership, the grant of an option or other right, the imposition of a restriction on disposition or voting by operation of law or otherwise. When used as a verb, “transfer” shall have the correlative meaning. In addition, “transferred” and “transferee” shall have the correlative meanings.

(ooo) “Transferor” has the meaning set forth in Annex II hereof.

(ppp) “Walgreens” means Walgreen Co.

(qqq) “Walgreens Acquisition” means the acquisition by Walgreens or its Affiliates of more than 50% of the equity interests or voting power of the Company (or any surviving or resulting entity after a merger, recapitalization or other business combination).

(rrr) “Walgreens Group” shall mean Walgreens, together with each of its Affiliates that at any time holds any Stock or Stock Equivalents.

2. Restrictions on Transfer.

(a) Prohibition on Transfer.

(i) Until the earliest to occur of (A) the date on which a Change in Control occurs or (B) the date following the IPO Date on which the Sponsor Group’s beneficial ownership in the IPO Corporation is less than ten percent (10%) after giving effect thereto (the earlier of (A) or (B), the “Lapse Date”), no member of the Management Stockholder Group shall transfer any Shares (other than a transfer pursuant to Section 2(b), Section 3, Section 4, Section 5 or Section 6 hereof, or any transfer to the Company or the Sponsor Group or its Affiliates), without the prior written consent of the Board. Notwithstanding the foregoing, following the IPO Date and prior to the Lapse Date, as of any date on which the Sponsor Group sells any shares of Stock or Stock Equivalents in a Public Offering, the foregoing transfer restrictions shall be deemed waived for each Management Stockholder Group (other than any Management Stockholder Group of which the Management Stockholder is subject to the reporting requirements of Section 16 of the Exchange Act) with respect to and such Management Stockholder Group may sell up to a number of Shares then owned by such Management Stockholder Group (including any vested Stock Equivalents that are then exercisable) equal to the difference of (i) the product of (x) the aggregate number of Shares owned by such Management Stockholder Group immediately prior to the consummation of the Initial Public Offering (including any Stock Equivalents that were then vested and exercisable or which subsequently have become vested and exercisable) multiplied by (y) a fraction, the numerator of which is equal to the aggregate number of shares of Stock sold by the Sponsor Group on or after the IPO Date through the date of such sale and the denominator of which is the aggregate number of shares of Stock and Stock Equivalents held by the Sponsor Group immediately prior to the consummation of the Initial Public Offering, minus (ii) the aggregate number of Shares and vested Stock Equivalents sold by such Management Stockholder Group on or after the IPO Date prior to the date of such sale.

(ii) Any attempt to transfer any Shares or any rights hereunder in violation of this Section 2 shall be null and void ab initio. The Company shall not record on its stock transfer books or otherwise any transfer of Shares in violation of the terms and conditions set forth herein.

(b) Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 2(c) hereof and the terms of the Plan, at any time, each Management Stockholder may transfer all or a portion of his or her Shares to any of his or her Permitted Transferees. A Permitted Transferee of Shares pursuant to this Section 2(b) may transfer its Shares pursuant to this Section 2(b) only to the transferor Management Stockholder or to a Person that is a Permitted Transferee of such transferor Management Stockholder.

(c) Transfers in Compliance with Law; Substitution of Transferee. No transfer by any member of the Management Stockholder Group that would be permitted by Sections 2(a) and 2(b) may be made pursuant to this Agreement unless (i) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Annex II (other than if (x) the transfer is conducted pursuant to and in accordance with Sections 3, 4, or 5 hereof or (y) the transfer is conducted following the Initial Public Offering pursuant to and in accordance with Rule 144 (or any similar provision then in force) under the Securities Act or Section 6 hereof), (ii) the transfer complies in all respects with the applicable provisions of this Agreement, (iii) the transfer complies in all respects with applicable federal, state and foreign securities laws, including, without limitation, the Securities Act and (iv) the transfer complies with all applicable Company policies and restrictions (including any trading “window periods” or other policies regulating insider trading). Unless such requirement is waived in writing by the Company, no transfer by any member of the Management Stockholder Group may be made during the term of this Agreement (except pursuant to an effective registration statement under the Securities Act) unless and until such member has first delivered to the Company an opinion of counsel reasonably acceptable as to counsel and as to an opinion, in form and substance, to the Company (but which opinion delivery requirement may be waived as to any particular transfer in the discretion of the Board) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

(d) This Agreement shall terminate and no longer have any force or effect solely with respect to a Management Stockholder and his or her Management Stockholder Group if such Management Stockholder and none of his or her Management Stockholder Group holds any Stock or Stock Equivalents; provided that such Management Stockholder shall remain liable for any breach of this Agreement prior to such termination and the provisions of Section 21 and Section 22 shall survive any such termination.

(e) Upon consummation of a Walgreens Acquisition (i) if, as a result of such Walgreens Acquisition, the Walgreens Group acquires all of the outstanding Stock and none of the Management Stockholders or any members of their respective Management Stockholder Groups then holds any Stock or Stock Equivalents, this Agreement shall terminate and shall no longer have any force or effect; or (ii) if, as a result of such Walgreens Acquisition, either the Walgreens Group acquires less than all of the outstanding Stock and/or any Management Stockholder or any members of his or her Management Stockholder Group then holds any Stock or Stock Equivalents and the Walgreens Group executes and delivers a counterpart signature page(s) hereto, then (x) automatically by virtue thereof, this Agreement shall be deemed to be amended such that each reference herein to the “Sponsor Group” (except such references, including in clause (y) below, where such deemed change would result in an absurdity) shall be deemed to be a reference to the “Walgreens Group” and, from and after such time, the Walgreens Group shall have the rights and be subject to the obligations of the “Sponsor Group” hereunder and (y) this Agreement shall terminate and no longer have any force or effect solely with respect to the Sponsor Group (for the avoidance of doubt, even if the Sponsor Group then holds any Stock or Stock Equivalents). In the case of clause (ii) above, each of the Parties (including the Sponsor Group) shall, if requested by the Walgreens Group, execute and deliver an amendment and/or restatement of this Agreement to effectuate the changes described in clause (ii) and, subject to the terms of Section 14, any other changes reasonably requested by the Walgreens Group.

3. Drag-Along Rights.

(a) If at any time the Sponsor Group receives an offer from a Third Party to effect or otherwise proposes to effect with a Third Party a transaction that would constitute a Change in Control or a Walgreens Acquisition (a “Drag-Along Sale”), then each member of the Management Stockholder Group hereby agrees that, upon the request of the Sponsor Group pursuant to a written notice (the “Drag-Along Sale Notice”) provided by the Sponsor Group at least ten (10) Business Days prior to the proposed consummation of such Drag-Along Sale (the “Drag-Along Notice Date”), such member shall sell a number of Shares owned by him, her or it to such Third Party in an amount (which amount shall be determined in the sole discretion of the Sponsor Group) up to the product (rounded to the nearest whole number) of (i) the quotient determined by dividing (A) the total number of shares of Stock and Stock Equivalents that are proposed to be sold by the Sponsor Group to the Third Party purchaser in the contemplated Drag-Along Sale by (B) the total number of shares of Stock and Stock Equivalents owned by the Sponsor Group as of the close of business on the day immediately prior to the Drag-Along Notice Date, and (ii) the total number of Shares owned, or issuable upon exercise of any vested Stock Equivalents that are exercisable (or would become vested and exercisable as a result of the contemplated Drag-Along Sale, if any), by such member as of the close of business on the day immediately prior to the Drag-Along Notice Date, at the same price per share of Stock and upon substantially the same terms and conditions of the offer so accepted by the Sponsor Group, including representations, warranties, covenants, agreements and indemnities substantially similar to those to be made by the Sponsor Group (except that, (I) in the case of representations and warranties pertaining specifically to the Sponsor Group, each member of the Management Stockholder Group shall make comparable representations and warranties pertaining specifically to himself, herself or itself and (II) if the Drag-Along Sale involves any non-cash consideration, any rights or restrictions with respect to the non-cash consideration payable to each member of the Management Stockholder Group shall be proportionate to the relative size of ownership of such non-cash consideration, but shall not include any demand registration rights or board seats, consent rights or other governance rights); provided, that (x) all representations, warranties, agreements, covenants and indemnities shall be made by the Sponsor Group and the members of the Management Stockholder Group severally and not jointly, and (y) the maximum liability a member of the Management Stockholder Group shall have with respect to breaches thereof shall not exceed the value (at such time) of the aggregate proceeds received by such member in connection with the Drag-Along Sale; provided, further, that any such liability of such member shall be satisfied first by the return of any cash proceeds received by such member (including the cash proceeds from the sale of any securities or other non-cash consideration received by such member) and second by the return of any non-cash consideration (including securities) received by such member. Upon the Sponsor Group providing the Drag-Along Sale Notice, in the event that a member of the Management Stockholder Group does not hold a sufficient number of Shares to meet its obligations under this Section 3(a), then a sufficient number of Stock Equivalents (that are vested and exercisable at any time up to and including the date immediately prior to the consummation of the Drag-Along Sale) shall be exercised by such member (which may be performed by using a net exercise method if approved by the Board or a committee thereof) to cover any such shortfall and the Shares issued upon such exercise shall be subject to the drag-along rights set forth in this Section 3(a). Any such Stock Equivalents that are required to be exercised to cover such shortfall but are not so exercised pursuant to this Section 3(a) shall automatically be cancelled without any consideration paid therefor. In the event that a member of the Management Stockholder Group does not have a sufficient number of such Stock Equivalents to cover such shortfall, such member shall exercise all such Stock Equivalents then held by such member in full satisfaction of its obligations with respect to the Drag-Along Sale (which may be performed using a net exercise method if approved by the Board or a committee thereof).

(b) The provisions of this Section 3 shall apply regardless of the form of consideration received in the Drag-Along Sale; provided, that, in the event the consideration to be paid in exchange for shares of Stock in a proposed Drag-Along Sale includes any securities, and the receipt thereof by a member of the Management Stockholder Group required to sell Shares pursuant to Section 3(a) hereof would require (as determined by the Sponsor Group, upon the advice of its counsel) under applicable law (x) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required by the receipt of such securities by the Sponsor Group, or (y) the provision to any such member of any specified information regarding such securities or the issuer thereof that is not otherwise required to be provided for in connection with the Drag-Along Sale, then, in either case of (x) or (y), in lieu of receiving such securities (as determined by the Sponsor Group in its sole discretion), such member may, receive cash consideration equal to the fair market value of such securities (as determined by the Sponsor Group in good faith).

(c) The members of the Management Stockholder Group shall cooperate reasonably with the Sponsor Group in connection with the consummation of the transactions contemplated by Section 3(a) hereof and, in the event that the Drag-Along Sale is (i) a merger or other business combination of the Company with a Third Party (or an Affiliate thereof) or (ii) a purchase of all or substantially all of the assets of the Company (and/or its subsidiaries), then, upon the demand of the Sponsor Group, such members shall be required to vote all Shares they hold (or execute one or more written consents) in favor of (and not otherwise oppose) the merger or business combination or sale of all or substantially all of the assets of the Company (and/or its subsidiaries) as described in such offer, and otherwise to take all actions reasonably necessary or appropriate to facilitate the consummation of the proposed transaction, including waiving any and all dissenters or appraisal rights with respect thereto.

(d) Any expenses incurred for the benefit of the Company or all selling equityholders of the Company, and any indemnities, holdbacks, escrows and similar items relating to the Drag-Along Sale, that are not paid or established by the Company (other than those that relate solely to representations, warranties or indemnities concerning a member of the Management Stockholder Group or the ownership of his, her or its Stock or Stock Equivalents shall be paid or established by all selling stockholders pro rata based on the Stock being sold by each of them in the Drag-Along Sale (or, if Stock is not being sold in such Drag-Along Sale, pro rata based on the net transaction proceeds to be received by each of them in the transaction).

(e) The Sponsor Group shall have the sole right to decide (in its sole discretion) whether or not to pursue, consummate, postpone or abandon any Drag-Along Sale and the terms and conditions thereof.

(f) Prior to an Initial Public Offering, the Sponsor Group shall be entitled to require all members of the Management Stockholder Group to participate in any recapitalization or restructuring transaction in connection with which Stock is converted or exchanged, pro rata, for new equity securities (the terms and conditions of which shall not be materially and disproportionately adverse to any such member relative to any other holder of Stock), whether in preparation for an Initial Public Offering or otherwise. The other provisions of this Section 3 shall apply to any such transaction, mutatis mutandis.

(g) Upon written request by the Sponsor Group in connection with a Drag-Along Sale, each member of the Management Stockholder Group will execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Sponsor Group with respect to the Shares which are to be sold by such member of the Management Stockholder Group pursuant hereto, containing customary provisions and providing, among other things, that such member will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (if such shares are certificated) representing such Shares (with undated stock powers duly endorsed in blank for transfer by the registered owner or owners thereof) and irrevocably appointing such custodian and attorney-in-fact as such member’s agent and attorney-in-fact with full power and authority to act on such member’s behalf with respect to the matters specified therein (a “Custody Agreement and Power of Attorney”).

(h) The rights set forth in this Section 3 shall terminate immediately prior to the consummation of an Initial Public Offering.

4. Tag-Along Rights.

(a) If at any time the Sponsor Group proposes to enter into an agreement to sell or otherwise dispose of for value any shares of Stock and Stock Equivalents, other than (i) any transfer of Stock to the Company, the Sponsor Group or an Affiliate of any of the foregoing, (ii) any customary syndications of equity by the Sponsor Group within the twelve months after the Closing Date or (iii) a Public Offering (including the Initial Public Offering) (such sale or other disposition for value being referred to as “Tag-Along Sale”), then the Sponsor Group shall afford each member of the Management Stockholder Group who holds Shares or vested Stock Equivalents (each, individually, a “Tag-Along Stockholder” and, collectively, the “Tag-Along Stockholders”) the opportunity to participate proportionately in such Tag-Along Sale in accordance with this Section 4. The maximum number of Shares that each Tag-Along Stockholder will be entitled to include in such Tag-Along Sale (such Tag-Along Stockholder’s “Tag-Along Allotment”) shall be equal to the product (rounded to the nearest whole number) of (x) the number of Shares owned, or issuable upon exercise of any vested Stock Equivalents that are exercisable (or would become vested and exercisable as a result of the Tag-Along Sale, if any), by such Tag-Along Stockholder as of the close of business on the day immediately prior to the Tag-Along Notice Date (as defined in Section 4(b) hereof) and (y) a fraction, the numerator of which is the number of shares of Stock and Stock Equivalents proposed by the Sponsor Group to be transferred pursuant to the Tag-Along Sale and the denominator of which is the total number of shares of Stock and Stock Equivalents owned by the Sponsor Group as of the close of business on the day immediately prior to the Tag-Along Notice Date.

(b) The Sponsor Group shall provide each Tag-Along Stockholder with written notice (the “Tag-Along Sale Notice”). Each Tag-Along Sale Notice shall set forth: (i) the name and address of each proposed transferee in the Tag-Along Sale; (ii) the number of shares of Stock and Stock Equivalents that are proposed to be transferred by the Sponsor Group pursuant to the Tag-Along Sale; (iii) the proposed amount and form of consideration to be paid for such securities and the terms and conditions of payment offered by each proposed transferee; (iv) the aggregate number of shares of Stock and Stock Equivalents held of record by the Sponsor Group as of the close of business on the day immediately prior to the date of the Tag-Along Sale Notice (the “Tag-Along Notice Date”); (v) the Tag-Along Stockholder’s Tag-Along Allotment, assuming the Tag-Along Stockholder elected to sell the maximum number of Shares permissible;

and (vi) the anticipated closing date of the Tag-Along Sale (the “Tag-Along Sale Date”). For the avoidance of doubt, a Tag-Along Stockholder shall participate in the Tag-Along Sale at the same price per share of Stock and upon the same terms and conditions of the offer so accepted by the Sponsor Group, including representations, warranties, covenants, indemnities and agreements substantially similar to those to be made by the Sponsor Group (except that, (A) in the case of representations and warranties pertaining specifically to the Sponsor Group, each member of the Management Stockholder Group shall make comparable representations and warranties pertaining specifically to himself, herself or itself and (B) if the Tag-Along Sale involves any non-cash consideration, any rights or restrictions with respect to the non-cash consideration payable to each such member of the Management Stockholder Group shall be proportionate to the relative size of ownership of such non-cash consideration, but shall not include any demand registration rights or board seats, consent rights or other governance rights); provided, that (x) all representations, warranties, covenants, agreements and indemnities shall be made by the Sponsor Group and such members transferring Shares pursuant to this Section 4 severally and not jointly, and (y) the maximum liability any such member shall have with respect to breaches thereof shall not exceed the value (at such time) of the aggregate proceeds received by such member in connection with the Tag-Along Sale; provided, further, that any such liability of such member shall be satisfied first by the return of any cash proceeds received by such member (including the cash proceeds from the sale of any securities or other non-cash consideration received by such member) and second by the return of any non-cash consideration (including securities) received by such member.

(c) Any Tag-Along Stockholder wishing to participate in the Tag-Along Sale shall provide written notice (the “Tag-Along Notice”) to the Sponsor Group and the Company no less than fifteen (15) days after the Tag-Along Notice Date irrevocably electing to participate in such Tag-Along Sale. The Tag-Along Notice shall set forth the number of Shares that such Tag-Along Stockholder elects to include in the Tag-Along Sale, which may be less than, but which shall not exceed, such Tag-Along Stockholder’s Tag-Along Allotment. The Tag-Along Notice given by any Tag-Along Stockholder shall constitute such Tag-Along Stockholder’s binding agreement to sell the Shares specified in the Tag-Along Notice on the terms and conditions applicable to the Tag-Along Sale; provided, that in the event that there is any material adverse change in the terms and conditions of such Tag-Along Sale applicable to the Tag-Along Stockholder (including, but not limited to, any decrease in the purchase price that occurs other than pursuant to an adjustment mechanism set forth in the agreement relating to the Tag-Along Sale or as a consequence of transaction expenses) after such Tag-Along Stockholder gives its Tag-Along Notice, then the Tag-Along Stockholder shall have the right to withdraw from participation in the Tag-Along Sale with respect to all of its Shares affected thereby. If the proposed transferee does not agree to consummate the acquisition of all of the Shares requested to be included in the Tag-Along Sale by any Tag-Along Stockholder on substantially similar material terms and conditions applicable to the Sponsor Group (and, in any event, at a per share price not less than that received by the Sponsor Group, except as the purchase price may be adjusted pursuant to any agreement relating to the relevant Tag-Along Sale and the purchase price may be reduced for transaction expenses), then the Sponsor Group shall not consummate the Tag-Along Sale of any of its shares of Stock to such transferee, unless the shares of Stock of the Sponsor Group and the Tag-Along Stockholders to be transferred are reduced or limited pro rata in proportion to the respective number of shares of Stock actually held, directly or indirectly, by the Sponsor Group and the Tag-Along Stockholders and all other material terms and conditions of the Tag-Along Sale are substantially similar for the Sponsor Group and the Tag-Along Stockholders (including the same price per share received by both the Sponsor Group and the Tag-Along Stockholders).

(d) If a Tag-Along Notice from any Tag-Along Stockholder is not received by the Sponsor Group prior to the lapse of the fifteen-day (15-day) period specified above, the Sponsor Group shall have the right to consummate the Tag-Along Sale without the participation of such Tag-Along Stockholder, who shall be deemed to have waived his, her or its rights hereunder, but only on terms and conditions which are no more favorable in any material respect to the Sponsor Group (and, in any event, at no greater a per share purchase price, except as the purchase price may be adjusted pursuant to any agreement relating to the relevant Tag-Along Sale or as a consequence of transaction expenses) than as stated in the Tag-Along Sale Notice, and only if such Tag-Along Sale occurs on a date within one hundred and eighty (180) days after the Tag-Along Notice Date. If such Tag-Along Sale does not occur within such one hundred and eighty (180)-day period, the shares or interests that were to be subject to such Tag-Along Sale thereafter shall continue to be subject to all of the restrictions contained in this Section 4.

(e) On the Tag-Along Sale Date, each Tag-Along Stockholder shall deliver a certificate or certificates (if certificated) for the Shares to be sold by such Tag-Along Stockholder in connection with the Tag-Along Sale, with undated stock powers duly endorsed in blank for transfer by the registered owner or owners thereof, to the transferee free and clear of all liens, encumbrances and restrictions, in the manner and at the address indicated in the Tag-Along Sale Notice, against delivery of the purchase price for such Shares. Each Tag-Along Stockholder shall reimburse the Sponsor Group for its proportionate share (based on the consideration received) of the reasonable out-of-pocket costs and expenses incurred by the Sponsor Group in connection with any such Tag-Along Sale.

(f) The Sponsor Group shall have the sole right to decide (in its sole discretion) whether or not to pursue, consummate, postpone or abandon any Tag-Along Sale and the terms and conditions thereof.

(g) The provisions of this Section 4 shall apply regardless of the form of consideration received in the Tag-Along Sale; provided, that, in the event the consideration to be paid in exchange for shares of Stock in a proposed Tag-Along Sale includes any securities, and the receipt thereof by a Tag-Along Stockholder would require (as determined by the Sponsor Group upon the advice of its counsel) under applicable law (x) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required by the receipt of such securities by the Sponsor Group or (y) the provision to any such Tag-Along Stockholder of any specified information regarding such securities or the issuer thereof that is not otherwise required to be provided for in connection with the Tag-Along Sale, then, in either case of (x) or (y), in lieu of receiving such securities (as determined by the Sponsor Group, in its sole discretion), such member may, receive cash consideration equal to the fair market value of such securities (as determined by the Sponsor Group in good faith).

(h) Upon written request by the Sponsor Group in connection with a Tag-Along Sale, each member of the Management Stockholder Group will execute and deliver a Custody Agreement and Power of Attorney.

(i) The rights set forth in this Section 4 shall terminate immediately prior to the earlier to occur of a Change in Control and the consummation of an Initial Public Offering.

5. Call Rights.

(a) Each Management Stockholder agrees that the Company and the Sponsor Group, collectively, will each have a call right (the “Call Right”) on the Shares (including without limitation, any Shares issued following a Termination pursuant to the exercise of Options or otherwise) (the “Callable Equity”) after either a Termination for any reason or a Restrictive Covenant Violation (any such event, a “Call Event”) as set forth in this Section 5. Upon a Call Event, the Company may exercise the Call Right with respect to all or any portion of the Callable Equity by one or more written notices (each, a “Call Right Notice”) delivered to the Management Stockholder at any time during the period commencing on the date of Termination or the date on which the Board acquires actual knowledge of the occurrence of the Restrictive Covenant Violation, as applicable, and ending on the first anniversary of the later of (x) the date of Termination or the date on which the Board acquires actual knowledge of the occurrence of the Restrictive Covenant Violation, as applicable, and (y) for each Share acquired upon the exercise of an Option or similar purchase right, the date on which such Share was acquired (the date such notice is given being, the “Call Exercise Date”). Upon the giving of a Call Right Notice, the Company will be obligated to purchase and the Management Stockholder Group will be obligated to sell all (or any lesser portion indicated in the Call Right Notice) of the Callable Equity for the consideration calculated as set forth below. If the Company fails to exercise the Call Right, then the Sponsor Group (or any Affiliate of the Sponsor Group as such may be assigned to by the Sponsor Group) may exercise the Call Right within thirty (30) days after the expiration of the aforesaid one-year period by giving one or more written notices (each, a “Sponsor Group Call Right Notice”) to the Management Stockholder that the Sponsor Group (or Affiliate thereof) is exercising the Call Right (the date such notice is given being, the “Sponsor Group Call Exercise Date”). Upon the giving of a Sponsor Group Call Right Notice, the Sponsor Group will be obligated to purchase and the Management Stockholder Group will be obligated to sell all (or any lesser portion indicated in the aforesaid notice) of the Callable Equity for the consideration calculated as set forth below. Notwithstanding anything herein to the contrary, if determined to be necessary by the Company in order to avoid an additional compensation expense, in no event shall the Company or the Sponsor Group (or any Affiliate of the Sponsor Group) be entitled to deliver any Call Right Notice or Sponsor Group Call Right Notice, as applicable, with respect to any Shares (including any Shares issued upon the exercise of an Option or similar purchase right in respect of any other Award) unless and until such Shares have been issued, vested (if applicable) and outstanding for at least six (6) months.

(i) In the case of either (x) a Termination for Cause or (y) a Restrictive Covenant Violation, the consideration will be equal to the lesser of (1) the Cost of such Shares and (2) the Fair Market Value of such Shares on the Call Exercise Date or the Sponsor Group Call Exercise Date, as applicable; and

(ii) In the case of a Termination for any reason other than for Cause, the consideration will be equal to the Fair Market Value of such Shares on the Call Exercise Date or the Sponsor Group Call Exercise Date, as applicable; provided, that if an Initial Public Offering or Change in Control occurs during the three (3) month period following the Call Exercise Date or Sponsor Group Call Exercise Date, as applicable, the Management Stockholder will be entitled to receive the excess, if any, of the Fair Market Value of such Shares as of the date of such Initial Public Offering or Change in Control over the Fair Market Value of such Shares paid by the Company or the Sponsor Group on the applicable Call Exercise Date or Sponsor Group Call Exercise Date.

(b) The closing for all purchases and sales of Callable Equity pursuant to this Section 5 will be at the principal executive offices of the Company within thirty (30) days after the Call Exercise Date or the Sponsor Group Call Exercise Date, as the case may be. The purchase price for the Callable Equity will be paid to the Management Stockholder (or his or her estate or beneficiary, as applicable) in cash, by cashier’s check or by wire transfer of funds. The Management Stockholder Group will cause the Callable Equity to be delivered to the Company or the Sponsor Group, as the case may be, at the closing free and clear of all liens, claims, charges, restrictions or encumbrances of any kind, other than those which continue to apply pursuant to the terms of this Agreement. The Management Stockholder Group will take all such actions and deliver all such documents and instruments as the Company or the Sponsor Group, as the case may be, reasonably requests to vest in the Company or the Sponsor Group, respectively, title to the Callable Equity free of any lien, claim, charge, restriction or encumbrance incurred by or through the Management Stockholder Group.

(c) Notwithstanding anything in this Section 5 to the contrary, if (i) there exists and is continuing a default or an event of default on the part of any member of the Company Group under any loan, guarantee or other agreement under which any member of the Company Group has borrowed money or if the repurchase of Callable Equity would result in a default or an event of default on the part of the Company or any Affiliate of the Company under any such agreement or if a repurchase would not be permitted under the Delaware General Corporation Law (or if the Company reincorporates in another state, the business corporation law of such state) or any federal or state securities laws or regulations (each such occurrence being an “Event”) and (ii) the Sponsor Group has not elected to acquire all Callable Equity which the Company and the Sponsor Group have a right to purchase pursuant to this Section 5, the Company will, to the extent it has exercised its Call Right and subject to the rescission rights below, in order to complete the purchase of any Callable Equity pursuant to this Section 5, deliver to the Management Stockholder a promissory note with a principal amount equal to the amount payable under this Section 5, having terms acceptable to the Company’s (and its Affiliates’, as applicable) lenders and permitted under the Company’s (and its Affiliates’, as applicable) debt instruments but which in any event (x) shall be mandatorily payable in installments of up to five years, and (y) shall bear interest at a rate equal to the Prime Rate. In lieu thereof, the Company, in its sole discretion, may rescind the exercise of such Call Right, in which case, the period upon which the Call Right may be exercised by the Company shall be tolled until thirty (30) days following the date on which there ceases to be any Event, and the Company may exercise the Call Right at any time during such thirty (30) day period pursuant to this Section 5.

(d) The rights set forth in this Section 5 shall terminate upon immediately prior to the earlier to occur of a Change in Control and the consummation of an Initial Public Offering.

6. “Piggyback” Registration Rights.

(a) Incidental Registration. After the closing of an Initial Public Offering, if the IPO Corporation files a registration statement under the Securities Act in connection with a proposed Public Offering and any of the Sponsor Group are registering shares of Stock in such proposed Public Offering, then each Management Stockholder Group, the Management Stockholder of which is then subject to the reporting requirements of Section 16 of the Exchange Act shall have the right (the “Piggyback Right”) to include in such proposed Public Offering up to the number of Registrable Shares equal to (i) the aggregate number of Registrable Shares owned by such Management Stockholder Group multiplied by (ii) a fraction (A) the numerator of which is equal to the aggregate number of shares of Stock held by the Sponsor Group to be included in such proposed Public Offering and (B) the denominator of which is the aggregate number of shares of Stock and Stock Equivalents held by the Sponsor Group (the “Piggyback Pro-Rata Portion”). In the event that a proposed Public Offering gives rise to a Piggyback Right, the IPO Corporation will give written notice to the Management Stockholders. Upon written request of any Management Stockholder given within five (5) Business Days after mailing of any such notice from the IPO Corporation, the IPO Corporation will, except as herein provided, cause up to the Piggyback Pro-Rata Portion of such Management Stockholder Group’s Registrable Shares that have been requested by such Management Stockholder to be included in the registration to be included in such registration statement; provided, that nothing herein shall prevent the IPO Corporation from, at any time, abandoning or delaying any registration for any reason or no reason.

(b) Limitations. If any Public Offering pursuant to Section 6(a) shall be underwritten on a firm commitment basis, in whole or in part, the IPO Corporation may require that the Registrable Shares requested for inclusion pursuant to Section 6(a) be included in such Public Offering on the same terms and conditions as the securities otherwise being sold through the underwriters. If the underwriter of such Public Offering determines that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of Registrable Shares to be underwritten in such Public Offering then, notwithstanding any contrary provision in Section 6(a), the underwriter may limit the number of shares that would otherwise be included in such Public Offering by excluding any or all Registrable Shares from such Public Offering. The number of Registrable Shares to be included in such Public Offering shall be allocated in the following manner: (i) if such registration has been initiated by one or more of the IPO Corporation’s stockholders holding demand registration rights with the IPO Corporation pursuant to the Registration Rights Agreement or any other registration rights agreement or any similar agreements, then (A) first, the number of shares of Stock requested to be registered by such initiating stockholder(s) and any other holder(s) of the IPO Corporation’s Securities which are entitled to sell pursuant to the Registration Rights Agreement or any other registration rights agreement or any similar agreements (including the Management Stockholder Groups hereunder), pro rata in accordance with the number of shares of Stock owned by each such stockholder or other holder of Stock, and (B) second, the number of shares of Stock that are proposed to be sold by the IPO Corporation for its own account; or (ii)

if such registration has been initiated by the IPO Corporation, then (A) first, the number of shares of Stock that are proposed to be sold by the IPO Corporation for its own account, and (B) second, the number of shares of Stock requested to be registered by any holder(s) of the IPO Corporation’s Securities which are entitled to sell pursuant to the Registration Rights Agreement or any other registration rights agreement or similar agreements (including the Management Stockholder Groups hereunder), pro rata in accordance with the number of shares of Stock owned by each such stockholder or other holder of Stock; provided, that, in the case of either (A) or (B) in this Section 6(b), if the managing underwriter or underwriters require a different allocation, the amount of securities to be offered shall be allocated pursuant to the recommendation of such managing underwriter or underwriters.

(c) Information. It shall be a condition precedent to the obligation of the IPO Corporation to take any action pursuant to this Agreement in respect of the Registrable Shares which are to be registered at the request of any Management Stockholder that such Management Stockholder shall promptly furnish to the IPO Corporation such information regarding the Registrable Shares held by his or her Management Stockholder Group and the intended method of disposition thereof, and shall enter into such underwriting agreements (including customary representations, warranties, covenants, indemnities and other agreements) and execute such other documents, in each case as the IPO Corporation shall reasonably request in connection with such registration.

(d) Suspension of Disposition. Each Management Stockholder Group agrees that, upon receipt of any notice from the IPO Corporation that any prospectus required to be delivered to a Management Stockholder Group pursuant to the Securities Act contains an untrue statement of a material fact or fails to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, such Management Stockholder Group will forthwith discontinue disposition of Registrable Shares pursuant to the registration statement covering such Registrable Shares until such Management Stockholder Group receives from the IPO Corporation a corrected prospectus, and, if so directed by the IPO Corporation, such Management Stockholder Group will deliver to the IPO Corporation all copies, other than permanent file copies, then in such Management Stockholder Group’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.

(e) Expenses. With respect to each inclusion of Registrable Shares in a registration statement pursuant to Section 6(a), the IPO Corporation shall bear the following fees, costs and expenses: all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the IPO Corporation, fees and disbursements of accountants for the IPO Corporation and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified and any fees and expenses for any special audits incidental to or required by a registration contemplated by this Section 6 and any other fees and expenses required to be borne by the IPO Corporation in connection with such registration pursuant to the Registration Rights Agreement or any other registration rights agreement or similar agreements of the IPO Corporation’s Securities. Fees and disbursements of counsel for the transferring Management Stockholder Groups, fees and disbursements of accountants for the Management Stockholder Groups, underwriting discounts and selling commissions, transfer taxes and any other expenses incurred by the Management Stockholder Groups not expressly included above shall be borne by the applicable Management Stockholder Groups.

(f) Transfer Restriction Waiver. Notwithstanding anything in this Section 6 to the contrary, in lieu of the Piggyback Rights in connection with any Public Offering in which such rights would otherwise be available, the Board, in its sole discretion, may elect to waive the restrictions on Transfer contained in Section 2(a) with respect to all or any portion of the number of Registrable Shares that would have been subject to such Piggyback Rights in connection with such Public Offering.

(g) Lock-up Agreement. In connection with an underwritten Public Offering, each Management Stockholder Group, the Management Stockholder of which is then subject to the reporting requirements of Section 16 of the Exchange Act, agrees, if requested by the underwriter, to enter into an agreement not to, and shall use its best efforts to cause its Affiliates not to, effect any sale or distribution (except as a participant in such underwritten Public Offering), including any sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, of any equity securities of the IPO Corporation, or of any security convertible into or exchangeable or exercisable for any equity security of the IPO Corporation (in each case, except as a participant in such underwritten Public Offering), during the seven (7) days prior to, and during the one hundred eighty-day (180-day) period, in the case of the Initial Public Offering, or the ninety-day (90-day) period, in the case of other Public Offerings, or such shorter period as the managing underwriters may require or permit, beginning on the pricing date of such Public Offering.

7. Representations, Warranties and Covenants.

(a) Representations and Warranties of the Members of a Management Stockholder Group. Each member of a Management Stockholder Group hereby represents and warrants to the Company and Sponsor Group that:

(i) Capacity; Authorization; Due Execution. The member of the Management Stockholder Group, if an individual, has all legal capacity to execute and deliver this Agreement and to carry out his or her obligations hereunder or, if an entity, is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has all necessary organizational power and authority to execute and deliver this Agreement and carry out its obligations hereunder. The member of the Management Stockholder Group has duly executed and delivered this Agreement, and assuming due execution and delivery by the other Parties, this Agreement constitutes the legal, valid and binding obligation of such member, terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(ii) Brokerage Arrangements. No broker has acted on behalf of the member of the Management Stockholder Group in connection with this Agreement, and there are no brokerage commissions, finders’ fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with such member or any action taken by such member.

(b) Representations and Warranties Regarding Investment. Each member of a Management Stockholder Group hereby further represents and warrants to the Company and Sponsor Group that:

(i) The member of the Management Stockholder Group acquired the Shares for investment purposes only, for its own account, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act;

(ii) The member of the Management Stockholder Group is aware that it may have to bear the economic risk of such investment for an indefinite period of time or to suffer a complete loss of its investment;

(iii) The member of the Management Stockholder Group understands, acknowledges and agrees that the Shares have not been registered under (and that the Company has no present intention to register the Shares under) the Securities Act or applicable state securities law and that the offering sale of such Shares may be made in reliance on the exemption from the registration requirements provided by Rule 701 promulgated under the Securities Act and analogous provisions of certain state securities laws or in accordance with Regulation D of the Securities Act (as amended from time to time, “Regulation D”) or in accordance with Regulation S of the Securities Act (as amended from time to time, “Regulation S”), and that such Shares may not be transferred by such member unless the Shares have been registered under the Securities Act and applicable state securities laws or are transferred in a transaction exempt therefrom;

(iv) The member of the Management Stockholder Group, if an individual, represents that he or she has reached the age of 21 and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and has adequate means for providing for his or her current financial needs and anticipated future needs and possible contingencies and emergencies and has no need for liquidity in the investment in the Shares. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the undersigned is a party or by which it is bound;

(v) The member of the Management Stockholder Group further represents and warrants that such member is or is not an “accredited investor” as defined in Rule 501(a) of Regulation D as indicated on such member’s signature page hereto;

(vi) The member of the Management Stockholder Group understands that no public market now exists for any of the securities issued by the Company; and

(vii) The member of the Management Stockholder Group acknowledges that he, she or it has been advised that (A) a restrictive legend in the form set forth below will be placed on any certificate representing the Shares and (B) a notation will be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company’s transfer agent with respect to the Shares. Any certificate representing Shares issued to such member shall bear the following legends on the face thereof:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS AND APPLICABLE FOREIGN SECURITIES LAWS, AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (I) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THERETO, (II) A WRITTEN OPINION FROM COUNSEL FOR THE ISSUER OR COUNSEL FOR THE MEMBER OF THE MANAGEMENT STOCKHOLDER GROUP REASONABLY ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (III) A ‘NO ACTION’ LETTER’ OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER OR SALE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MANAGEMENT STOCKHOLDERS’ AGREEMENT, DATED AS OF DECEMBER 7, 2017, AMONG PHOENIX PARENT HOLDINGS INC., THE SPONSOR GROUP, AND THE OTHER PARTIES THERETO, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH MANAGEMENT STOCKHOLDERS’ AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH MANAGEMENT STOCKHOLDERS’ AGREEMENT.”

8. Employment by or Service with the Company Group.

Nothing contained in this Agreement (a) obligates the Company Group to employ, continue to employ, obtain services from or continue to obtain services from the Management Stockholder or (b) prohibits or restricts the Company Group from terminating the employment or service relationship of the Management Stockholder at any time or for any reason whatsoever, with or without Cause, and the Management Stockholder hereby acknowledges and agrees that neither the Company Group nor any other Person has made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder’s employment, service, continued employment or continued service by the Company Group.

9. Taxes.

The Company will have the right to deduct from any payment made under this Agreement to any member of the Management Stockholder Group any federal, state or local income or other taxes required by law to be withheld with respect to such payment.

10. Rights to Negotiate Repurchase Price.

Nothing in this Agreement shall be deemed to restrict or prohibit the Company or the Sponsor Group from purchasing, redeeming or otherwise acquiring for value Shares from any member of the Management Stockholder Group, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon in writing between such Parties, whether or not at the time of such purchase, redemption or acquisition circumstances exist which specifically grant the Company the right to purchase, or such member the right to sell, shares of Stock under the terms of this Agreement.

11. Recapitalization, Exchange, Etc.

The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock of the Company, Stock Equivalents or other securities of the Company that may be issued in respect of, in exchange for, or in substitution of the Shares. If, and as often as, there are any changes in the Shares or the Stock Equivalents, by way of any stock dividends, splits, reverse splits, combinations, or reclassifications, or through acquisition, consolidation, reorganization or recapitalization or by any other means occurring after the date of this Agreement, appropriate adjustment shall be made to the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Shares as so changed.

12. Notices.

All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, facsimile, electronic mail, courier service, or personal delivery:

if to the Company:

c/o Phoenix Parent Holdings Inc.

2800 Sand Hill Road, Suite 200

Menlo Park, California 94025

Attention: Jim Momtazee

Email:

with copies (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Mark Pflug

     David Rubinsky

Facsimile:

Email:

if to the Sponsor Group:

c/o Kohlberg Kravis Roberts & Co. L.P.

9 W. 57th Street, Suite 4200

New York, New York 10019

Attention: David J. Sorkin

Facsimile:

Email:

with copies (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Mark Pflug

     David Rubinsky

Facsimile:

Emails:

if to a member of the Management Stockholder Group, to him, her or it at the mailing, facsimile number or email address set forth on their respective signature pages hereto.

Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one (1) Business Day following the date sent when sent by overnight delivery, (iii) on the date sent by electronic mail if a Business Day, otherwise the next Business Day, and (iv) five (5) Business Days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid. Any Party may by notice given in accordance with this Section 12 designate another address or Person for receipts of notices hereunder.

13. Successors, Assigns and Transferees.

The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, their Permitted Transferees, including the Permitted Transferees under Section 2 hereof, and their respective successors, each of which such transferees shall agree, in a writing in form and substance satisfactory to the Company, to become a Party hereto and be bound (subject to Section 23 hereof) to the same extent as its transferor hereby (including, without limitation, Sections 2 through 7 hereof); provided, that no member of the Management Stockholder Group may assign any of his, her or its rights hereunder other than in connection with a transfer of Shares to a Permitted Transferee or other transferee in accordance with the provisions of this Agreement.

14. Amendment and Waiver.

(a) No failure or delay on the part of any Party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Parties hereto at law, in equity or otherwise.

(b) Any amendment, supplement, modification or waiver of or to any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Company and the Sponsor Group; provided, that this Agreement shall not be amended, supplemented or modified or any provision waived in a manner that materially and adversely affects the members of Management Stockholder Group in their capacity as holders of Shares without the prior written consent of holders of a majority of the Shares then owned by such members of such Management Stockholder Group. Any aforementioned amendment, supplement, modification, waiver or consent shall be binding upon each of the Parties, including all members of such Management Stockholder Group.

15. Counterparts.

This Agreement may be executed in any number of counterparts (including via facsimile), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such Party.

16. Specific Performance.

The Parties hereto intend that each of the Parties hereto be given the right to seek damages or specific performance in the event that any other Party hereto fails to perform such Party’s obligations hereunder. Therefore, if any Party shall institute any action or proceeding to enforce the provisions hereof, any Party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

17. Headings; Interpretation.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. In this Agreement, unless the context otherwise requires, words in the singular number or in the plural number will each include the singular number and the plural number, words of the masculine gender will include the feminine and the neuter, and, when the sense so indicates, words of the neuter will refer to any gender.

18. Severability.

If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

19. Entire Agreement.

This Agreement, the Plan, any award agreements thereunder entered into between the Company and the Management Stockholders and the other documents referred to herein or delivered pursuant hereto contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein.

20. Further Assurances.

Each of the Parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

21. Governing Law.

All questions concerning the construction, validity, and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

22. Consent to Jurisdiction; No Jury Trial.

Each of the Parties hereto submits to the non-exclusive jurisdiction of any state or federal court sitting in Delaware in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceedings may be heard and determined in any such court and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Any and all service of process and any other notice in any such action, suit or proceeding will be effective against any Party if given as provided herein. Nothing herein contained will be deemed to affect the right of any Party to serve process in any manner permitted by law. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHERS IN ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

23. Additional Management Stockholders.

Any Person that becomes party to a subscription agreement for Stock or Stock Equivalents or an Award Agreement (as defined in the Plan) after the date hereof may become a Party hereto and may become bound hereby by countersigning this Agreement (which shall not require the consent of the members of the Management Stockholder Group) or entering into a joinder agreement with the Company, in a form reasonably acceptable to the Company, agreeing to be bound by the terms hereof (or only specific sections hereof) in the same manner as the other members of the Management Stockholder Group. Each such joinder agreement shall become effective upon its execution by the Company and such Person, and it shall not require the signature or consent of any other Party. Such supplemental agreement may modify some of the terms hereof as they affect such Person.

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[Signature Pages Omitted]

Annex I

FORM OF CONSENT OF SPOUSE1

Reference is made to the Management Stockholders’ Agreement, signed by            (the “Management Stockholder”) and dated as of December 7, 2017 (the “Agreement”), among Phoenix Parent Holdings Inc., a Delaware corporation, KKR Phoenix Aggregator, L.P. and the other parties listed on the signature pages thereto, as the same may be subsequently modified, supplemented or amended in accordance with its terms. Capitalized terms used but not otherwise defined herein will have the meanings set forth in the Agreement.

The undersigned is the spouse of the Management Stockholder and hereby acknowledges that s/he has read the attached Agreement and knows its content. The undersigned is aware that, by its provisions, his or her spouse agrees to sell all or a portion of his or her Shares, whether now owned or later acquired through the exercise of stock options or otherwise, including his or her community property interest therein, if any, upon the occurrence of certain events. The undersigned hereby consents to the sale, approves the provisions of the Agreement, and agrees that those Shares and his or her interest in them, if any, are subject to the provisions of the Agreement and that s/he will take no action at any time to hinder operation of the Agreement on those securities or his or her interest, if any, in them, and, to the extent required, will take any further action that is necessary to effectuate the provisions of the Agreement.

Name:

[1]

Every Management Stockholder who is resident of one of the community property states (Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin) to have his or her spouse, if any, execute and deliver this consent as of the date of the Management Stockholders’ Agreement, or, if later, the date such Management Stockholder becomes a party to the Management Stockholders’ Agreement.

Annex II

FORM OF ACKNOWLEDGMENT AND AGREEMENT

The undersigned wishes to receive from [   ] (“Transferor”) [certain shares or certain options, warrants or other rights to purchase] [   ] shares, par value $0.01 per share, of Stock (the “Shares”) of Phoenix Parent Holdings Inc., a Delaware corporation (the “Company”).

The Shares are subject to the Management Stockholders’ Agreement, dated as of December 7, 2017 (the “Agreement”), among the Company, KKR Phoenix Aggregator, L.P. and the other parties listed on the signature pages thereto. The undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms and conditions.

Pursuant to the terms of the Agreement, the Transferor is prohibited from transferring such Shares and the Company is prohibited from registering the transfer of the Shares unless and until a transfer is made in accordance with the terms and conditions of the Agreement and the recipient of such Shares acknowledges the terms and conditions of the Agreement and agrees to be bound thereby.

The undersigned wishes to receive such Shares and have the Company register the transfer of such Shares.

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Transferor to transfer such Shares to the undersigned and the Company to register such transfer, the undersigned does hereby acknowledge and agree that (i) he or she has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to the terms and conditions set forth in the Agreement and (iii) the undersigned does hereby agree fully to be bound thereby as a “Management Stockholder” under the Agreement and hereby makes the representations and warranties set forth therein (except to the extent that such representations do not, by their nature, apply to the undersigned).

Name:

This day of , .